UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2020

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2020, in connection with a review of the executive compensation of the Company and its peer group by the compensation committee (the “Committee”) of the Company’s board of directors, assisted by the Committee’s independent compensation consultant, the Committee modified the compensation of Jason E. Whitehead, the Company’s Executive Vice President and Chief Operating Officer. The Committee increased Mr. Whitehead’s annual base salary from $475,000 to $650,000, effective as of the beginning of the current pay period on July 6, 2020, and increased his annual long term incentive award opportunity under the Contura Long Term Incentive Plan from 200% to 225% of his base salary subject to applicable performance criteria and plan terms. The other terms of Mr. Whitehead’s compensation arrangements are unchanged, and the current compensation arrangements of all other executive officers also remain unchanged.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: July 30, 2020	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: Executive Vice President and Chief Financial Officer